Exhibit 10.11

XERIUM TECHNOLOGIES, INC.

2010 DIRECTOR OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made by and between Xerium Technologies, Inc., a North Carolina corporation (the “Company”), and [Director] (the “Optionee”) pursuant to the provisions of the Xerium Technologies, Inc. 2005 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement shall have the meanings given to them in the Plan.

WITNESSETH:

WHEREAS, the Optionee is providing, or has agreed to provide, services to the Company as a Director; and

WHEREAS, the Company considers it desirable and in its best interests that the Optionee be given a personal stake in the Company’s growth, development and financial success through the grant of an option to purchase shares of the $0.001 par value common stock of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Grant of Option. Effective as of May 25, 2010 (the “Date of Grant”), the Company hereby grants to the Optionee, an option (the “Option”) to purchase [Number] Shares at the Option Price per Share of $20.80 (the “Option Price”), subject to the terms and conditions of the Plan and this Agreement. The future value of such Shares is unknown and cannot be predicted with certainty. If such Shares do not increase in value, the Option will have no value.

2. Term of Option. Subject to earlier termination under Section 4 hereof, the term of the Option shall be four (4) years (the “Term”).

3. Vesting. The Option shall be fully vested on the Date of Grant.

4. Termination of Option. The Option shall terminate on the expiration of the Term of the Option.

5. Exercise of Option. The Option may be exercised in whole or in part by delivery of an exercise notice in the form attached hereto (the “Exercise Notice”) which shall state the election to exercise the Option and set forth the number of Shares with respect to which the Option is being exercised. The Exercise Notice shall be accompanied by payment of an amount equal to the aggregate Option Price as to all exercised Shares. Payment of such amount shall be in cash or its equivalent or any other method approved or accepted by the Committee in its sole discretion. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and, during the Optionee’s lifetime, may only be exercised by the Optionee, provided that the Committee may permit transfers to the Optionee’s family members or to certain entities controlled by the Optionee or his or her family members. Any such permitted transferee shall be subject to all the terms and conditions of the Plan and Agreement, including the provisions relating to the termination of the right to exercise the Option.

7. Adjustments Based on Certain Changes in the Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization or similar change affecting the Common Stock, the Option shall be equitably adjusted in accordance with the terms of the Plan.

8. No Rights as Stockholder. The Option shall not be interpreted to bestow upon the Optionee any equity interest or ownership in the Company or any rights as a stockholder.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of the Plan and this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

11. Acknowledgement. The Optionee acknowledges and agrees that this Agreement shall not create any right to continue to serve as a member of the Board of Directors of the Company.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

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IN WITNESS WHEREOF, Xerium Technologies, Inc. has executed this Option Agreement as of the date first written above.

XERIUM TECHNOLOGIES, INC.

By:
Name:
Title:

Acknowledged and agreed:

DIRECTOR

Name:

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FORM OF EXERCISE NOTICE

(to be executed only upon exercise of Option)

Date:

TO: Xerium Technologies, Inc. (the “Company”)

RE: Election to Purchase Common Stock

The undersigned irrevocably elects to exercise the number of Options set forth below and directs that the shares of Common Stock delivered upon exercise of such Options be registered or placed in the name and at the address specified below and delivered thereto.

Number of Options

Social Security Number or Other Identifying Number:

Name

Street Address:

City, State and Zip Code:

Submitted by:	Accepted by:

OPTIONEE	XERIUM TECHNOLOGIES, INC.

By:
(Signature)	Name:
Name:	Title:

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